SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant    [x]
Filed by a Party other than the Registrant    []

Check the appropriate box:
[]       Preliminary Proxy Statement
[]       Confidential,  for  Use  of  the  Commission
         Only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[]       Definitive Additional Materials
[]       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  MASTEC, INC.
(Name of Registrant as Specified in Its Charter)

                                       N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (check the appropriate box):
[x]      No fee required
[]       Fee computed on table below per Exchange Act Rules 14a-(i)(1) and 0-11.

     1)   Title  of each  class of  securities  to  which  transaction  applies:
          ---------------------------------------------------------------------

     2)   Aggregate   number  of  securities  to  which   transaction   applies:
          ---------------------------------------------------------------------

     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------

     4)   Proposed      maximum      aggregate     value     of     transaction:
          ---------------------------------------------------------------------

     5)   Total fee paid:
          ---------------------------------------------------------------------

[]   Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                                     MasTec


NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS


To our shareholders:

The 2001 Annual Meeting of Shareholders of MasTec, Inc. will be held on Tuesday, May 8, 2001, at 9:30 a.m., local time, at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

* The re-election of Joseph P. Kennedy II, Arthur B. Laffer and Jose S. Sorzano as Class III directors for terms expiring in 2004; and

*    Such other business as may properly be brought before the Annual Meeting.

Each of these proposals is discussed more fully in the Proxy Statement accompanying this notice. Only shareholders of record at the close of business on March 12, 2001 are entitled to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure that your stock is represented at the meeting in case you are not personally present, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. As an alternative, all shareholders are encouraged to vote online as well as to enroll for electronic delivery of future proxy and other materials. Please go to www.mastec.com under Investor Relations for more information and enrollment.

Sincerely,

/s/ Nancy Damon

Nancy Damon
Corporate Secretary
Miami, Florida
April 4, 2001

                                     MasTec


PROXY STATEMENT

2001 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of MasTec, Inc. ("MasTec") is furnishing this Proxy Statement to solicit proxies for use at the 2001 Annual Meeting of Shareholders of MasTec to be held at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida, on Tuesday, May 8, 2001, at 9:30 a.m. local time. At the Annual Meeting, our shareholders will be asked to vote on the following matters, each of which is described in greater detail elsewhere in this Proxy Statement:

* The re-election of Joseph P. Kennedy II, Arthur B. Laffer and Jose S. Sorzano as Class III directors for terms expiring in 2004; and

*    Such other business as may properly be brought before the Annual Meeting.

The Board of Directors recommends that you vote FOR each of the nominees for Class III director set forth in this Proxy Statement.

This Proxy Statement and accompanying proxy and other materials are first being mailed or transmitted electronically on or about April 9, 2001 to shareholders of record on March 12, 2001. Only shareholders of record at the close of business on March 12, 2001 are entitled to vote at the Annual Meeting. If you are not present in person at the Annual Meeting, your shares can be voted only if represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions only if you properly complete, sign and return the accompanying proxy card to our Corporate Secretary prior to the Annual Meeting or vote your ballot online.

Shareholders may be eligible to vote electronically through the Internet or by telephone. Please go to www.mastec.com under Investor Relations for more information on voting online and registering to receive future proxy and other materials online.

Shareholders not wishing to vote electronically through the Internet or whose proxy card does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting. If no choice is specified on the proxy card, the shares represented by the proxy will be voted for the election of all nominees for director and in the discretion of the holder of the proxy on all other matters that may properly come before the Annual Meeting.

A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice delivered to our Corporate Secretary, by executing and delivering to our Corporate Secretary a proxy with a later date, by attending the Annual Meeting and voting in person or by voting electronically. With respect to electronic votes, the last vote transmitted will be the vote counted. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

Our only class of voting securities is our common stock. At March 12, 2001, there were 47,719,144 shares of our common stock outstanding, which is the only class of our capital stock outstanding. As of March 12, 2001, MasTec had 4,134 record shareholders.

Each share of our common stock entitles its holder to one vote on all matters properly brought before the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, directors are elected by a plurality of the votes of the shares voting in person or represented by proxy at the Annual Meeting, which means that the three nominees receiving the highest number of votes will be elected to the Board of Directors.

Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions"), shares represented by proxies or ballots that are marked "withhold authority," and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. In determining whether a matter requiring approval of a majority of the shares voting at the Annual Meeting has been approved or whether a nominee for director has received a plurality of the shares, abstentions, withheld votes and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

ELECTION OF DIRECTORS

The first matter that shareholders will be asked to vote upon at the Annual Meeting is the re-election of Joseph P. Kennedy II, Arthur B. Laffer and Jose S. Sorzano as Class III directors for terms expiring at the annual meeting of shareholders in the year 2004. The Board of Directors currently is composed of seven directors elected in three classes, with two Class I, two Class II, and three Class III directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class III directors expire at the Annual Meeting; if elected, the nominees for Class III directors will serve until the annual shareholders meeting in 2004. The terms of the Class I directors expire at the annual shareholders meeting in 2002 and the terms of the Class II directors expire at the annual meeting of shareholders in 2003.

Additional background information regarding Messrs. Kennedy, Laffer and Sorzano is provided below. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

The election of directors requires the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. The Board of Directors recommends that you vote FOR each of the nominees named above. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the election of each of the nominees for election as a Class III director named above.

Information as to Nominees and Other Directors

Nominees for Class III Directors

Joseph P. Kennedy II, 48, has been a member of the Board of Directors since October 1999. Mr. Kennedy is Chairman of Citizens Energy Corporation, a not-for-profit energy provider that he founded in 1979. Mr. Kennedy served six terms as a U.S. Representative during which time he was a member of the House Banking and Financial Services Committee, a senior member of the House Veteran's Affairs Committee and the co-chair of the Older American Caucus. He also served as the ranking Democrat on the Housing and Community Opportunity Subcommittee.

Arthur B. Laffer, 60, has been a member of the Board of Directors since March 1994. Mr. Laffer has been Chairman of the Board of Directors of Laffer Associates, an economic research and financial consulting firm, since 1979; Chief Executive Officer, Laffer Advisors Inc., an investment advisor and broker-dealer, since 1981; and Chief Executive Officer, Laffer Investments, an investment management firm, since 1999. Mr. Laffer is a director of Nicholas Applegate Growth Fund, Oxigene, Inc., Neff Corp., Pacificare Health Systems Inc., a leading managed healthcare services company, and Vivendi Environment, a water purification, treatment and management company.

Jose S. Sorzano, 60, has been a member of the Board of Directors since October 1994. Mr. Sorzano has been Chairman of the Board of Directors of The Austin Group, Inc., an international corporate consulting firm, since 1989. Mr. Sorzano was also Special Assistant to the President for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown University, from 1969 to 1987; and Ambassador and U.S. Deputy to the United Nations from 1983 to 1985.

Class I Directors

Jorge Mas, 38, has been our Chairman of the Board of Directors since January 1998 and a director since March 1994. From March 1994 to October 1999, Mr. Mas was our Chief Executive Officer. In addition, Mr. Mas is the Chairman of the Board of Directors of Neff Corp. and is a member of the Board of Directors of Nova Southeastern University. Mr. Mas has been Chairman of the Board of the Cuban American National Foundation, Inc., a not-for-profit organization, since July 1999.

Joel-Tomas Citron, 38, has been our Chief Executive Officer since October 1999 and our President since May 1999. He has been a member of our Board of Directors since January 1998. Mr. Citron was the managing partner of Triscope Capital LLC, a private investment partnership, from January 1998 until December 1998, and Chairman of the Board of Directors of the United States subsidiary of Proventus AB, an investment company based in Stockholm, Sweden, from January 1992 to December 1997 (Proventus AB was publicly traded on the Stockholm Exchange until
1995). Mr. Citron is also a member of the Board of Directors of Neff Corp.; Oxigene, Inc.; Proflowers.com, an e-commerce company; Telergy, Inc., a facilities-based provider of integrated communications services and high bandwidth fiber optic capacity; and past Chairman of the Board of Directors of American Information Systems, Inc. (now owned by Exodus Communications, Inc.), a provider of Internet and Internet systems solutions.

Class II Directors

Olafur Olafsson, 38, has been a member of the Board of Directors since September 1999. Mr. Olafsson has been Vice Chairman of Time Warner Digital Media since November 1999. Prior to joining Time Warner Digital Media, Mr. Olafsson was President of Advanta Corporation, a financial services company, from March 1998 until October 1999, and a member of Advanta's Board of Directors since 1997. Prior to joining Advanta, Mr. Olafsson was the founder and President of Sony Interactive Entertainment, Inc., an interactive entertainment software and hardware unit of Sony Corporation established in 1991.

William N. Shiebler, 59, has been a member of the Board of Directors since June 1999. Mr. Shiebler was a Senior Managing Director of Putnam Investments, a Boston based investment management firm, and President of Putnam Mutual Funds from 1990 until 2000. Before joining Putnam, he was President and Chief Operating Officer of Dean Witter Reynolds Intercapital, the investment management division of Dean Witter Reynolds, Inc., and Executive Vice President and director of Dean Witter Reynolds, Inc. Mr. Shiebler is a director or trustee of a number of private companies and not-for-profit charitable institutions.

Other Information Regarding the Board of Directors

Board and Committee Meetings

During 2000, the Board of Directors met on seven occasions. Each of the directors attended at least 75% percent of the Board meetings and the meetings of committees of which such director is a member held during the periods for which they served.

There are four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee.

The Executive Committee is composed of Jorge Mas, who serves as Chairman, Joel-Tomas Citron and Arthur B. Laffer. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings. During 2000, the Executive Committee met on three occasions.

The Audit Committee is composed of Arthur B. Laffer, who serves as Chairman, Olafur Olafsson and William N. Shiebler. The Audit Committee oversees MasTec's financial reporting and compliance program on behalf of the Board of Directors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. The Board of Directors has adopted a written charter of the Audit Committee, a copy of which was filed with the proxy statement for the 2000 annual meeting of shareholders. During 2000, the Audit Committee met on five occasions.

The Compensation Committee is composed of Arthur B. Laffer, who serves as Chairman, Olafur Olafsson, William N. Shiebler and Jose S. Sorzano. The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the other senior management of MasTec, establishing salaries, bonuses and other compensation for MasTec's other executive and operating officers, administering MasTec's stock option, stock purchase and incentive compensation plans and recommending to the Board of Directors changes to the plans. During 2000, the Compensation Committee met on one occasion.

The Nominating Committee is composed of Jorge Mas, who serves as Chairman, and Joseph P. Kennedy II. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Committee considers candidates recommended by the shareholders pursuant to written applications submitted to our Corporate Secretary. Shareholder proposals for nominees should include biographical and other information regarding the proposed nominee sufficient to comply with applicable disclosure rules and a statement from the shareholder as to the qualifications and willingness of the candidate to serve on our Board of Directors. During 2000, the Nominating Committee met on one occasion.

Audit Committee Report

For 2000, the Audit Committee reviewed and recommended to the Board of Directors the independent auditors to be selected to audit MasTec's financial statements. The Audit Committee also reviewed the scope of the proposed annual audit for 2000 and the audit procedures to be applied, including approving the annual audit fee proposal from the independent auditors. They also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Committee reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence.

Additionally, the Audit Committee reviewed the completed audit, and discussed the results with management. Based on these reviews, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in MasTec's Annual Report on Form 10-K.

Audit Committee

Arthur B. Laffer
Olafur Olafsson
William N. Shiebler

MasTec incurred the following fees for services performed by PricewaterhouseCoopers LLP, MasTec's independent auditors, for 2000: (a) audit fees - $275,250; (b) financial information systems design and implementation - $0; and (c) other (principally tax structuring advice and acquisition due diligence) - $419,000. The Audit Committee considered whether the provision of these non-audit services is compatible with such firm's independence.

Compensation of Directors

Under MasTec's Non-Employee Directors' Stock Option Plan, our non-employee directors are eligible to receive annually options to purchase shares of common stock. The amount and exercise price of the options granted under this plan are set by the Compensation Committee. Options issued under the plan are in lieu of all other compensation to directors for their services as directors. Directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of March 12, 2001 of common stock by (i) each person known to MasTec to beneficially own more than 5% thereof, (ii) each director of MasTec and each Named Executive Officer (as defined under the caption Executive Compensation below), and (iii) all executive officers and directors of MasTec as a group. Unless otherwise indicated, each named shareholder has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

                                                                           Percent of
                                                      Amount of           Common Stock
        Name                                         Common Stock         Outstanding
       ------                                     ------------------      -----------

    Jorge Mas                                     20,827,538     (1)          43.7%
    Joel-Tomas Citron                                627,829     (2)           1.3%
    Joseph P. Kennedy II                              12,675     (2)            *
    Arthur B. Laffer                                 212,778     (2)            *
    Olafur Olafsson                                   12,675     (2)            *
    William N. Shiebler                               27,933     (2)            *
    Jose S. Sorzano                                   69,503     (2)            *
    Austin J. Shanfelter                             160,439     (2)            *
    Carmen M. Sabater                                 96,368     (2)            *
    Jose Sariego                                      70,286     (2)            *
    Arlene Vargas                                      6,052     (2)            *
    All executive officers and                    22,124,076                  46.0%
    directors as a group  (11 persons)
    Morgan Stanley Dean Witter & Co.               2,763,577     (3)           5.8%

   *Less than 1%

(1) Includes 11,273,716 shares owned directly by the Jorge L. Mas Canosa Holdings I Limited Partnership (the "Family Partnership"), and indirectly by Jorge Mas, as an officer and the sole director of Jorge L. Mas Holdings Corporation, a Texas corporation, the sole general partner of the Family Partnership; and 8,380,966 shares owned of record by Jorge Mas Holdings I Limited Partnership, a Texas limited partnership ("Jorge Mas Holdings"). The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Mas. Also includes 282,670 shares owned of record by the Mas Family Foundation, a Florida not-for-profit corporation (the "Family Foundation"); 671,791 shares covered by options exercisable within 60 days of March 12, 2001; and 218,395 shares owned of record individually. Mr. Mas disclaims beneficial ownership of the shares held by the Family Partnership except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned by the Family Foundation.

(2) The amounts shown include shares covered by options exercisable within 60 days of March 12, 2001 as follows: Joel-Tomas Citron, 615,000 shares; Joseph P. Kennedy II, 12,675 shares; Arthur B. Laffer, 75,525 shares; Olafur Olafsson, 12,675 shares; William N. Shiebler, 12,675 shares; Jose S. Sorzano, 67,250 shares; Austin J. Shanfelter, 74,643 shares; Carmen M. Sabater 87,376 shares; Jose Sariego, 53,991 shares; and Arlene Vargas 5,500 shares.

(3) Morgan Stanley Dean Witter & Co. ("MSDW") filed a Schedule 13G dated January 31, 2001 with the Securities and Exchange Commission reporting beneficial ownership of more than 5% of MasTec's common stock. As reported in the Schedule 13G, MSDW possesses sole voting power with respect to 0 shares and possesses shared voting power with respect to 2,744,227 shares. As reported in the Schedule 13G, MSDW possesses shared dispositive power with respect to 2,763,577 shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based solely upon a review of the copies of the forms furnished to MasTec, MasTec believes that, during 2000, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis with the exception of Mr. Sariego and Ms. Sabater who filed a Form 4 on June 19, 2000 to report employee stock option grants of 17,418 and 17,420 shares, respectively, on December 15, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies for MasTec's compensation programs and for approving the compensation levels of the executives and managers of MasTec, including its Chief Executive Officer. The Committee also reviews with the Chief Executive Officer guidelines for salaries and bonus awards applicable to MasTec's employees other than its executives and managers. The Committee is composed of Arthur B. Laffer, who serves as Chairman, and Olafur Olafsson, William N. Shiebler and Jose S. Sorzano, all of whom are non-employee directors of MasTec.

Statement of Philosophy of Executive Compensation

The executive compensation program of MasTec is designed to (i) provide base compensation reasonably comparable to that offered by other leading companies to their executives and managers so as to attract and retain talented personnel,
(ii) motivate executives and managers to achieve the strategic goals set by MasTec by linking an executive's or a manager's incentive compensation to the performance of MasTec and applicable business units, as well as to individual performance, and (iii) align the interests of MasTec's executives and managers with the long-term interests of its shareholders through the award of stock options and other stock-related programs. To implement this philosophy, MasTec fers its executives and managers compensation packages that include a mix of salary, incentive bonus awards, and stock options.

In determining the level and form of executive compensation to be paid or awarded, the Committee relies primarily on MasTec's results of operations and, in the case of senior executives, an assessment of MasTec's overall performance in light of its strategic objectives. The Committee considered a number of factors in establishing 2000 compensation, none of which was quantified, ranked or assigned relative weigh.

* The substantial increase in revenue and earnings in comparison to prior years.

* The significant increase in the MasTec's shareholders' equity and other balance sheet improvements.

* The upgrade of MasTec's debt securities to investment grade by Moody's and Standard & Poor's.

* The further diversification, expansion, and branding of MasTec's core business through acquisitions and new service offerings.

* The continued divestiture of non-core assets to concentrate resources on MasTec's core business.

*    Individual performance.

Salary

The base salary of executives and managers is determined initially by analyzing and evaluating the responsibilities of the position and comparing the proposed base salary with that of executives and managers in comparable positions in other companies. Adjustments are determined by objective factors such as MasTec's performance and the individual's contribution to that performance and subjective considerations such as additional responsibilities taken on by the executive or manager. The Committee awarded increases in base salary in 2000 to certain of the executive officers and managers of MasTec, including certain of the Named Executive Officers identified under the caption "Executive Compensation" below.

Incentive Awards

In addition to paying a base salary, MasTec awards incentive bonuses as a component of overall compensation. MasTec has established formal incentive compensation plans for our senior executives at both the corporate and operational levels that award incentive bonuses based on MasTec's or an individual unit's performance as measured primarily by earnings before interest and taxes ("EBIT") and return on assets. Awards are based on a multiple of base salary or a percentage of EBIT. A portion of the bonus may be awarded in stock and stock options. MasTec or the individual unit must meet certain minimum thresholds before any bonus is earned. For 2000, the Committee awarded bonuses, including stock and stock options, to certain of MasTec's executives and managers, including the Named Executive Officers, under these plans.

CEO Compensation

Joel-Tomas Citron, our President and Chief Executive Officer, was paid a salary of $500,000 for 2000. The Committee also awarded Mr. Citron a bonus of $831,000 in cash for 2000. The Committee considered the same factors described above in establishing Mr. Citron's compensation, with particular emphasis on MasTec's EBIT from North American operations. The Committee is currently finalizing a new employment agreement with Mr. Citron.

Compensation Committee

Arthur B. Laffer
Olafur Olafsson
William N. Shiebler
Jose S. Sorzano

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to
(a) MasTec's Chief Executive Officer and (b) the four other most highly compensated executive officers of MasTec whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to MasTec and its subsidiaries for the years ended December 31, 2000, 1999 and 1998.


                         ----------------------------------------     -------------------------------
                                   Annual Compensation                     Long Term Compensation
                         ----------------------------------------     -------------------------------

Name and                                                              Securities              All Other
Principal Position       Year     Salary ($)     Bonus ($)       Underlying Options (4)    Compensation(5)
------------------       ----     ----------     -----           ----------------------    ---------------


Joel-Tomas Citron,       2000     496,154         831,000                   --                     --
President and Chief      1999     311,538       1,000,000 (2)          450,000                     --
Executive Officer(1)     1998     123,076              --              375,000                     --


Austin J. Shanfelter     2000     213,657         300,000              150,000                     --
Executive Vice           1999     --                   --                   --                     --
President/Chief          1998         --               --                   --                     --
Operating Officer(1)


Carmen M. Sabater        2000     224,194         337,500 (3)           17,420                    755
Executive Vice           1999     168,462         225,000 (2)           97,500                    540
President/ Chief         1998     174,267              --                   --                    540
Financial Officer


Jose Sariego             2000     224,038         200,000 (3)           17,418                    888
Senior Vice President/   1999     175,150         175,000 (2)           48,750                    935
General Counsel          1998     171,605              --                   --                    880


Arlene Vargas            2000     134,892          67,500 (3)            9,375                     --
Vice President/          1999     125,225          65,500 (2)            7,500                     --
Controller  (1)          1998          --              --                   --                     --



(1) Mr. Citron became an executive officer in November 1998. Mr. Shanfelter became an executive officer in 2000. Ms. Vargas became an executive officer in 1999.
(2) The 1999 bonuses were paid in a combination of cash and stock valued at fair market value on the date of grant as follows: Joel-Tomas Citron, $150,000 in stock; Carmen M. Sabater, $26,250 in stock; Jose Sariego, $26,250 in stock; and Arlene Vargas, $9,375 in stock.
(3) The 2000 bonuses were paid in a combination of cash and stock valued at fair market value on the date of grant as follows: Carmen M. Sabater, $50,625 in stock; Jose Sariego, $30,000 in stock; and Arlene Vargas, $10,125 in stock.
(4) Option amounts have been adjusted for a three-for-two stock split effective June 19, 2000.
(5) Represents premiums paid by the Company for term life insurance on the lives of the Named Executive Officers.

Option Grants

The following table provides information with respect to options to purchase common stock granted to the Named Executive Officers for the year ended December 31, 2000:

                                      Individual Grants
                                      -------------------------------------
                                      Percent of
                                      Total
                        Number        Options                                 Potential Realizable Value
                        of Shares     Granted to                              at Assumed Annual Rates
                        Underlying    Employees     Exercise                  of Stock Price Appreciation
                        Options       for Fiscal    Price        Expiration   for Option Term (3)
Name                    Granted       Year (1)      ($/sh)(2)    Date             5%           10%
-----                   --------      ----------    ---------    ----------   ---------    -----------

Joel-Tomas Citron             -              -             -            -             -              -

Austin J. Shanfelter    150,000          21.07        $33.79     02/07/07    $2,063,492     $4,808,815

Carmen M. Sabater        17,420           2.45        $26.79     12/15/07      $222,834       $533,726

Jose Sariego             17,418           2.45        $26.79     12/15/07      $222,808       $533,665

Arlene Vargas             9,375           1.32        $26.79     12/15/07      $119,924       $287,238



(1) Based on options to purchase an aggregate of 711,820 shares of common stock granted to employees for 2000.

(2) All options were granted at an exercise price equal to fair market value based on the mean between the high and low sale prices of the common stock on the New York Stock Exchange on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, and do not represent MasTec's estimate or projection of the price of MasTec's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of MasTec's common stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved or may be exceeded.

Employment Agreements

Effective January 1, 2001, MasTec entered into employment agreements with Austin
J. Shanfelter, Carmen M. Sabater and Jose Sariego relating to their employment as Chief Operating Officer, Chief Financial Officer and General Counsel, respectively. Each of the agreements is for a term of two (2) years unless earlier terminated, and provides that Mr. Shanfelter, Ms. Sabater and Mr. Sariego will be paid an annual salary of not less than $325,000, $270,000 and $240,000, respectively. Each agreement also provides for a bonus to be paid pursuant to an incentive compensation plan to be agreed upon, which plan may not be less favorable than the plan in effect for 2000. Additionally, if there is a change of control of MasTec during the employment term, the executive will be entitled to all of the unpaid portion of his or her salary for the remaining term of the agreement, to an immediate bonus payment and to immediate vesting of any previously unvested options. The agreement also contains non-competition and non-solicitation provisions during the term of the agreement.

Aggregate Option Exercises and Year-End Option Values

The following table sets forth information with respect to each exercise of stock options during the year ended December 31, 2000 by the Named Executive Officers and the value at December 31, 2000 of unexercised stock options held by the Named Executive Officers.

                                                 Number of Shares          Value of Unexercised in-
                      Shares                  Underlying Unexercised         the-Money Options at
                     Acquired     Value    Options at December 31, 2000     December 31, 2000 (1)
                   On Exercise  Realized    Exercisable/Unexercisable     Exercisable/Unexercisable
                       (#)         ($)                #)                            ($)

Joel-Tomas Citron       0           0          615,000/225,000              2,801,764/159,368

Austin J. Shanfelter    0           0           20,743/185,186                 69,119/93,006

Carmen M. Sabater       0           0           82,876/82,295                 363,790/122,045

Jose Sariego         10,988     287,095         47,651/59,718                 174,240/116,368

Arlene Vargas           0           0            5,500/18,875                  32,250/48,375


   (1) Market value of shares underlying in-the-money options at December 31, 2000 based on the product of $20.50 per share, the fair market value of MasTec's common stock on the New York Stock Exchange on December 31, 2000, less the exercise price of each option, times the number of in-the-money options as of that date.

Performance Graph

The following graph compares the cumulative total shareholder return on MasTec's common stock from December 31, 1995 through December 31, 2000 with the cumulative total return of the S & P 500 Stock Index and a company-constructed index of eight peer companies consisting of Able Telcom Holding Corp. (which was purchased by Bracknell Corporation in 2000), Arguss Holdings, Inc., Black Box Corp., Dycom Industries, Inc., International Fibercom, Inc., LCC International Inc., Quanta Services, Inc., and Wireless Facilities Inc. The graph assumes that the value of the investment in the common stock was $100 on December 31, 1995 and that all dividends were reinvested. This data is not necessarily indicative of future results.


               12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
               --------     --------     --------     --------     --------     --------

MasTec          $100.00      $400.00      $258.96      $237.74      $503.77      $339.61

S&P 500         $100.00      $122.96      $163.98      $210.84      $255.22      $231.98

Peer Group      $100.00      $232.54      $239.56      $341.47      $461.97      $465.31


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2000, Joel-Tomas Citron and Carmen M. Sabater were indebted to MasTec for $750,000 and $125,000, respectively, under a non-interest bearing demand loan. As of December 31, 2000, Juan Carlos Mas and Jose Ramon Mas, the brothers of Jorge Mas, were indebted to MasTec for $169,000, and $143,000, respectively, plus accrued interest.

MasTec purchases and leases equipment from a company in which Jorge Mas has a significant interest. MasTec believes the value of these transactions is not material.

SELECTION OF AUDITORS

PricewaterhouseCoopers LLP was appointed by the Board of Directors of MasTec to audit MasTec's financial statements for 2000. PricewaterhouseCoopers LLP has acted as independent public accountants for MasTec since 1995. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

MISCELLANEOUS

A list of MasTec's shareholders as of March 12, 2001, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida, during normal business hours during the 10 day period prior to the Annual Meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a shareholder notifies MasTec after December 5, 2001, of an intent to present a proposal at MasTec's annual meeting of shareholders in the year 2002 (and for any reason the proposal is voted upon at that Annual Meeting), MasTec's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Any proposal of an eligible shareholder intended to be presented at the annual meeting of shareholders of MasTec in 2002 must be received by MasTec by February 16, 2002 to be eligible for inclusion in MasTec's proxy statement and form of proxy relating to that annual meeting.

The Board of Directors does not intend to present and knows of no others who intend to present at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

MasTec's Annual Report on Form 10-K for the year ended December 31, 2000 is being mailed or transmitted with this Proxy Statement to shareholders of record as of March 12, 2001.

By order of the Board of Directors


/s/ Nancy Damon

Nancy Damon
Corporate Secretary



Miami, Florida
April 4, 2001